UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 10, 2008

(Date of earliest event reported)

QUEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33787 (Commission File Number)	26-0518546 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 10, 2008, Quest Energy Partners, L.P. (the “Partnership”) issued a press release in which it announced that in connection with the purchase of privately held PetroEdge Resources (WV) LLC (“PetroEdge”) by the Partnership’s parent, Quest Resource Corporation (“Quest”), the Partnership has agreed to purchase from Quest all of PetroEdge’s proved developed reserves and current production. The purchase price for the assets to be transferred to the Partnership will be determined following appropriate due diligence and is subject to approval by the Partnership’s Conflicts Committee. PetroEdge owns oil and gas leasehold interests covering approximately 78,000 net acres and related assets in West Virginia, Pennsylvania and New York. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

The following material is furnished pursuant to Item 9.01 as an exhibit to this Form 8-K.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of Quest Energy Partners, L.P. dated June 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST ENERGY PARTNERS, L.P.
By: Quest Energy GP, LLC, its General Partner

/s/ Jerry D. Cash
By:	Jerry D. Cash
Chief Executive Officer

Date: June 10, 2008